EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                                       NEWS
May 3, 2001                                              OTC-VARL

              VARI-L COMPANY ANNOUNCES FINANCIAL RESULTS FOR
            THIRD QUARTER AND NINE MONTHS ENDED MARCH 31, 2001

DENVER, Colorado - Vari-L Company, Inc. (OTC-VARL), a leading provider of advanced components for the wireless industry, today announced results for the three- and nine-month periods ended March 31, 2001.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2001 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2000


Net sales for the three months ended March 31, 2001 increased 29.1% to $9,999,988 compared with $7,746,763 for the three months ended March 31, 2000. This improvement primarily reflects increased demand for the Company's commercial signal source products. Revenue from commercial signal source products was $8,282,330 for the three months ended March 31, 2001, a 30.7% increase from $6,336,396 for the three months ended March 31, 2000. Revenue from all other products was $1,717,658 for the three months ended March 31, 2001, a 21.8% increase from $1,410,367 for the three months ended March 31, 2000.

Gross profit for the three months ended March 31, 2001 increased 66.1% to $5,561,124, or 55.6% of net sales, compared with $3,347,538, or 43.2% of net sales, for the three months ended March 31, 2000. Included in cost of goods sold for the three months ended March 31, 2000 is a charge of $143,465 for excess and obsolete inventory. The higher gross profit margin in the 2001 period is primarily attributable to reduced labor costs resulting from reduced overtime, reduced material costs due to an improvement in prices paid for materials and a substantial reduction in charges for expedited shipments of raw materials, along with improved production yields.

Total operating expenses for the quarter ended March 31, 2001 were $5,345,970 versus $3,443,606 in the comparable quarter a year ago. Included in operating expenses are charges for non-cash stock compensation. The charges for stock compensation principally relate to amortization of deferred stock compensation attributable to stock options granted at less than the market price of the common stock on the date of grant. Of the $307,399 total amount of stock compensation recorded for the three months ended March 31, 2000, $285,542 relates to options granted in December 1999. In December 2000, these options were re-priced at $34.50 per share, the market price of the common stock at the date of the original grant. As a result, the remaining unamortized stock compensation associated with these option grants was reversed in December 2000. The quarter ended March 31, 2001 included $28,606 of non-cash stock compensation from options that were not re-priced.

The net income for the three months ended March 31, 2001 was $42,957, or $0.01 per share (basic and diluted), compared with a net loss of $190,791, or $0.03 per share, for the three months ended March 31, 2000. Excluding the impact of stock compensation (which is a non-cash charge) and expenses relating to accounting restatements (which management believes are nonrecurring), net income for the three months ended March 31, 2001 would have been $537,052, or $0.08 per share (basic and diluted), compared with net income of $133,091, or $0.02 per share, for the three months ended March 31, 2000.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2001 COMPARED WITH THE NINE MONTHS ENDED MARCH 31, 2000

Net sales for the nine months ended March 31, 2001 increased 52.9% to $32,388,724 compared with $21,185,835 for the nine months ended March 31, 2000. This improvement primarily reflects increased demand for the Company's commercial signal source products. Revenue from commercial signal source products was $26,971,568 for the nine months ended March 31, 2001, a 64.7% increase from $16,379,270 for the nine months ended March
31, 2000. The nine months ended March 31, 2001 included a significant end-of-life production run generating net sales of $809,285 and fees earned from a contract modification of approximately $295,000. Revenue from all other products was $5,417,156 for the nine months ended March 31, 2001, a 12.7% increase from $4,806,565 for the nine months ended March 31, 2000.

Gross profit for the nine months ended March 31, 2001 increased 68.5% to $16,107,204, or 49.7% of net sales, compared with $9,557,003, or 45.1% of net sales, for the nine months ended March 31, 2000. Included in cost of goods sold for the nine months ended March 31, 2001 is a charge of $739,580 for obsolete and excess inventory, compared to $216,339 for the nine months ended March 31, 2000. The higher gross profit margin in the 2001 period principally reflected the benefit from the end-of-life production run and contract modification, partially offset by a decrease in average net selling prices of the Company's products, a higher ratio of material costs to net sales, due in part to the Company's decision to pay higher costs in return for expedited delivery of raw materials, as well as a reduction in the provision for excess and obsolete inventory.

Total operating expenses for the nine months ended March 31, 2001 were $15,722,210 versus $9,770,376 in the comparable period a year ago. Included in operating expenses are charges for non-cash stock compensation. The charges for stock compensation principally relate to amortization of deferred stock compensation attributable to stock options granted at less than the market price of the common stock on the date of the grant. Of the $473,719 total amount of stock compensation recorded in the nine months ended March 31, 2001, $408,559 relates to options granted in December 1999. In December 2000, these options were re-priced at $34.50 per share, the market price of the common stock at the date of the original grant. As a result, the remaining unamortized stock compensation associated with these option grants was reversed in December 2000.

The net loss for the nine months ended March 31, 2001 was $168,127, or $0.02 per share, compared with a net loss of $589,954, or $0.09 per share, for the nine months ended March 31, 2000. Excluding the impact of stock compensation (which is a non-cash charge) and expenses relating to accounting restatements and related shareholder litigation (which management believes are nonrecurring), net income in the nine months ended March 31, 2001 would have been $2,639,041, or $0.37 per share, compared with a net loss of $208,558, or $0.03 per share, in the comparable period a year ago.

LIQUIDITY

The Company generated $1,590,132 of cash from operations, exclusive of the changes in working capital. This cash, along with a reduction in cash and cash equivalents of $6,325,479 for the nine months ended March 31, 2001 was used to reduce notes payable by $4,779,069, purchase property, equipment and other assets of $1,939,670. Included in the changes of non-cash working capital was a reduction in accounts payable to vendors of $2,077,312 which was partially offset by an increase in accounts receivable of $578,101.

The Company's working capital at March 31, 2001 was $13,119,623, excluding notes payable under the Company's credit facility with its current bank of $6,720,931. Including the notes payable, working capital was $6,398,692. Working capital at March 31, 2001 includes cash and cash equivalents of $4,704,814. Working capital at June 30, 2000, excluding notes payable under the Company's credit facility with its current bank of $11,500,000, was $18,241,269. Including the notes payable, working capital at June 30, 2000 was $6,741,269. Working capital at June 30, 2000 includes cash and cash equivalents of $11,030,293.

Pete Pappas, interim chief executive officer, said "We are pleased with our performance in the quarter and nine-month periods, particularly in light of the slowdown in the wireless industry and in the overall economy," Pappas said. "The Company will continue to focus on strengthening operations and improving efficiencies."

          Headquartered in Denver, Vari-L designs, manufactures and markets wireless communications components that generate or process radio frequency (RF) and microwave frequency signals. Vari-L's patented products are used in commercial infrastructure equipment (including cellular/paging/PCS base stations and repeaters, fixed terminal point to point/multi-point data radios including LMDS/MMDS), consumer subscriber products (advanced cellular/PCS/satellite handsets, web-enabled smart phones, 2-way pagers, wireless PDAs, home networking), and military/aerospace platforms (satellite communications/telemetry, missile guidance, electronic warfare, electronic countermeasures, battlefield communications). Vari-L serves a diverse customer base of the world's leading technology companies, including Adaptive Broadband, Agere, Agilent Technologies, Digital Microwave, Ericsson, Glenayre Technologies (Wireless Access), Boeing Satellite Systems, Harris, Lockheed Martin, Lucent Technologies, Microwave Data Systems, Mitsubishi, Motorola, NEC, NeoPoint, Netro, Nokia, Novatel Wireless, Raytheon, and Siemens.


Financial tables follow on the next page. The Balance Sheet as of June 30, 2000 has been derived from the Company's audited financial statements included in the Company's Form 10-K/T for the transition period ended June 30, 2000, filed with the SEC. The other financial information is unaudited and has been derived from the Company's unaudited financial statements included in the Company's Form 10-Q for the period ended March 31, 2001, to be filed with the SEC.

Some of the statements contained in this news release are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, including but not limited to general economic conditions in the United States and the overseas markets served by the Company, the success of the products into which the Company's products are integrated, governmental action relating to wireless communications, licensing and regulation, the accuracy of the Company's internal projections as to the demand for certain types of technological innovation, competitive products and pricing, the success of new product development efforts, the timely release for production and the delivery of products under existing contracts, and the outcome of pending and threatened litigation and regulatory actions as well as other factors.


                                 CONTACTS:

Vari-L Company, Inc.         Pfeiffer High Public Relations, Inc.
Pete Pappas, CEO                                     Jay Pfeiffer
303/371-1560                                         303/393-7044
or Rick Dutkiewicz, CFO                      jay@pfeifferhigh.com
303/371-1560
www.vari-l.com



STATEMENT OF OPERATIONS
(Unaudited)                              Three months ended
                                             March 31,
                                      2000                2001
                                  -------------------------------

Net Sales                        $   9,999,988      $   7,746,763

Cost of goods sold                   4,438,864          4,399,225
                                  ------------       ------------
        Gross profit                 5,561,124          3,347,538
                                  ------------       ------------

Operating Expenses:
  Selling                            1,101,996            888,719
  General and administrative         2,823,555          1,075,797
  Research and development             954,930          1,462,607
  Expenses relating to accounting
   restatements and the related
   shareholder litigation              465,489             16,483
                                  ------------       ------------

        Total operating expenses     5,345,970          3,443,606
                                  ------------       ------------

        Operating profit (loss)        215,154           (96,068)


Other income (expense):
  Interest income                       92,322            151,697
  Interest expense                   (258,293)          (252,790)
  Other, net                           (6,226)              6,370
                                  ------------       ------------

        Total other income
         (expense)                   (172,197)           (94,723)
                                  ------------       ------------

        Net income (loss)         $     42,957       $  (190,791)
                                  ============       ============

Basic and diluted earnings (loss)
  per share                       $       0.01       $     (0.03)
                                  ============       ============

Basic weighted average
  shares outstanding                 7,087,048          7,014,347
                                  ============        ===========

Diluted weighted average
  shares outstanding                 7,119,614          7,014,347
                                  ============        ===========



(Unaudited)                              Nine months ended
                                             March 31,
                                      2000                2001
                                  -------------------------------

Net Sales                        $  32,388,724      $  21,185,835

Cost of goods sold                  16,281,520         11,628,832
                                  ------------       ------------

        Gross profit                16,107,204          9,557,003
                                  ------------       ------------

Operating Expenses:
  Selling                            3,464,920          2,576,159
  General and administrative         6,505,992          3,071,624
  Research and development           3,417,849          4,106,110
  Expenses relating to accounting
   restatements and the related
   shareholder litigation            2,333,449             16,483
                                  ------------       ------------

        Total operating expenses    15,722,210          9,770,376
                                  ------------       ------------

        Operating profit (loss)        384,994          (213,373)

Other income (expense):
  Interest income                      354,489            296,449
  Interest expense                   (903,443)          (671,619)
  Other, net                           (4,167)            (1,411)
                                  ------------       ------------

        Total other income (expense) (553,121)          (376,581)
                                  ------------       ------------

        Net income (loss)         $  (168,127)       $  (589,954)
                                  ============       ============


Basic and diluted earnings (loss)
  per share                       $     (0.02)       $     (0.09)
                                  ===========        ===========

Basic weighted average
  shares outstanding                 7,076,176          6,240,600
                                  ============       ============

Diluted weighted average
  shares outstanding                 7,076,176          6,240,600
                                  ============       ============



BALANCE SHEETS
(Unaudited)                      March 31,          June 30,
                                    2001              2000
                                    ----              ----
ASSETS

Current assets:
Cash and cash equivalents      $ 4,704,814        $11,030,293
 Trade accounts receivable,
  less allowance for doubtful
  accounts of $258,030 and
  $174,634, respectively         6,459,381          5,881,280
 Inventories                     5,566,801          7,434,660
 Prepaid expenses and other
  current assets                   581,283            189,485
                               -----------        -----------
        Total current assets    17,312,279         24,535,718
                               -----------        -----------

Property and equipment:
 Machinery and equipment        11,565,574          9,845,402
 Furniture and fixtures            793,761            720,971
 Leasehold improvements          1,576,730          1,538,575
                               -----------        -----------
                                13,936,065         12,104,948
 Less accumulated
  depreciation and
  amortization                   5,969,899          4,767,159
                               -----------        -----------
Net property and equipment       7,966,166          7,337,789
Intangible and other assets        733,848            697,185
                               -----------        -----------
        Total assets           $26,012,293        $32,570,692
                               ===========        ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Bank overdraft                $   301,312        $   320,798
 Trade accounts payable          2,104,958          4,182,270
 Accrued compensation            1,483,803          1,499,890
 Other accrued expenses            232,336            225,105
 Notes payable and current
  installments of
  long-term obligations          6,791,178         11,566,386
                               -----------        -----------
Total current liabilities       10,913,587         17,794,449
Long-term obligations               53,507             91,666
                               -----------        -----------
Total liabilities               10,967,094         17,886,115

Stockholders' equity:
 Common stock, $.01 par value,
  50,000,000 shares authorized;
  7,106,811 and 7,070,423
  shares issued and outstanding,
  respectively                      71,068             70,704
 Additional paid-in capital     36,827,924         40,524,974
 Unamortized stock
  compensation cost               (92,936)        (4,318,371)
 Accumulated deficit          (21,760,857)       (21,592,730)
                               -----------        -----------
        Total stockholders'
         equity                 15,045,199         14,684,577
                               -----------        -----------
Commitments and contingencies
        Total liabilities
         and stockholders'
         equity                $26,012,293        $32,570,692
                               ===========        ===========